Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Rule 13a-14(b) and Rule 15d-14(b) of the Securities Exchange Act, as amended.

In connection with the Annual Report of Knight-Ridder, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 26, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), P. Anthony Ridder, Chairman and Chief Executive Officer and Steven B. Rossi, Senior Vice President/Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 2, 2005	/s/ P. Anthony Ridder
P. Anthony Ridder
Chairman and Chief Executive Officer

/s/ Steven B. Rossi
Steven B. Rossi
Senior Vice President/Finance and
Chief Financial Officer